UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 5, 2026

CVD EQUIPMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	1-16525	11-2621692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Drive Central Islip, New York	11722
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (631) 981-7081

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of CVD Equipment Corporation (the “Company”) was held on November 5, 2026. At the Annual Meeting, the shareholders voted on the following three proposals and cast their votes as described below. The proposals are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on September 25, 2026.

Proposal 1: The election of the five nominees listed below to serve on the Board of Directors of the Company until the 2027 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.

Nominee	Number of Votes Cast in Favor	Number of Votes Withheld	Number of Broker Non- Votes

Lawrence J. Waldman	2,610,288	97,219	2,590,235
Andrew Africk	2,622,899	84,608	2,590,235
Robert M. Brill	2,611,625	95,882	2,590,235
Ashraf Lotfi	2,609,504	98,003	2,590,235
Debra Wasser	2,608,871	98,636	2,590,235

Proposal 2: The ratification of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstain
5,249,782	10,864	37,096

Proposal 3: The approval of a non-binding advisory resolution supporting the compensation of the Company’s named executive officers.

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstain	Number of Broker Non-Votes
2,554,680	92,856	59,971	2,590,235

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 6, 2026

CVD EQUIPMENT CORPORATION

By:	/s/ Richard Catalano
Name:	Richard Catalano
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer